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                                                                     EXHIBIT 5.1



                                                   King & Spalding LLP
                                                   1185 Avenue of the Americas
                                                   New York, New York 10036-4003
                                                   Main:  212/556-2100
                                                   Fax:  212/556-2222
                                                   www.kslaw.com




                                 April 18, 2003


Synovus Financial Corp.
Suite 301, One Arsenal Place
Columbus, Georgia 31901

Re:      Legality of the 4.875% Subordinated Notes Due 2013 Being Registered

Ladies and Gentlemen:

         We have acted as counsel to Synovus Financial Corp., a Georgia corporation (the "Company"), in connection with the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed exchange of up to $300,000,000 aggregate principal amount of 4.875% Subordinated Notes Due 2013 of the Company (the "New Notes") for a like principal amount of the Company's issued and outstanding 4.875% Subordinated Notes Due 2013 (the "Old Notes").

         In so acting, we have reviewed the Indenture, dated as of February 18, 2003, between the Company and The Bank of New York Trust Company of Florida, N.A., as Trustee (the "Indenture"). We have also reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies.

         For purposes of the opinions below, we have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture has been duly authorized by all requisite action by the Trustee and that the Indenture has been duly executed and delivered by, and is a valid and binding agreement of, the Trustee, enforceable against the Trustee in accordance with its terms.

         This opinion is limited in all respects to the laws of the State of New York and Georgia and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters


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Synovus Financial Corp.
April 18, 2003
Page 2


stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and subject to all of the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

                  (1) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

                  (2) The New Notes have been duly authorized by the Company and, when executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered in exchange for the Old Notes, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in laws that occur, which could affect the opinions contained herein. This opinion may not be relied upon by any person or entity (other than the addressee hereof) for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                       Very truly yours,

                                       /s/ King & Spalding LLP